SUPPLEMENTAL INDENTURE NO. 4
Supplemental Indenture No. 4 (this “Supplemental Indenture”), dated as of March 1, 2016, among Realogy Group LLC, a Delaware limited liability company (the “Issuer”), Realogy Co-Issuer Corp., a Florida corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Realogy Holdings Corp., a Delaware corporation and the indirect parent of the Issuer (“Holdings”), the subsidiary guarantors listed on the signature pages hereto (together with Holdings, the “Note Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Note Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of November 21, 2014, as amended by Supplemental Indenture No. 1, dated as of January 2, 2015 (the “First Supplemental Indenture”), by and among the guaranteeing subsidiaries party thereto and the Trustee, Supplemental Indenture No. 2, dated as of October 15, 2015 (the “Second Supplemental Indenture”), by and among the guaranteeing subsidiaries party thereto and the Trustee, Supplemental Indenture No. 3, dated as of February 9, 2016 (together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Existing Supplemental Indentures”; the Base Indenture, as amended and supplemented by the Existing Supplemental Indentures, the “Indenture”), by and among the guaranteeing subsidiaries party thereto and the Trustee, providing for the issuance of an unlimited aggregate principal amount of 5.250% Senior Notes due 2021 (the “Initial Notes”);
WHEREAS, Section 2.01 of the Indenture provides that Additional Notes (as defined in the Indenture) ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers (subject to the Issuers’ compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and
WHEREAS, the Issuers and the Note Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $250,000,000 in aggregate principal amount of Additional Notes, having terms substantially identical in all material respects to the Initial Notes (together with the Initial Notes, the “Notes”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Additional Notes. As of the date hereof, the Issuers will issue the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 100.25% of the principal amount, plus accrued and unpaid interest from December 1, 2015. The Initial Notes and the Additional Notes shall be treated as a single class of securities for all purposes under the Indenture.
3.Authentication of Additional Notes. The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.02 of the Indenture, authenticate and deliver the Additional Notes for an aggregate principal amount specified in such Authentication Order.
4.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interest of the Issuers, Holdings or any Note Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers, Holdings or the Note Guarantors under the Notes, the Holdings Guarantee, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Additional Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.
6.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Note Guarantors.
[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

REALOGY GROUP LLC

By: /s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

REALOGY CO-ISSUER CORP.

By: /s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President and Treasurer

REALOGY HOLDINGS CORP.

By: /s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture No. 4]

CASTLE INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC

By: /s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture No. 4]

CARTUS ASSET RECOVERY CORPORATION
CARTUS CORPORATION
MID-ATLANTIC SETTLEMENT SERVICES LLC
TRG MARYLAND HOLDINGS LLC

By: /s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 4]

AMERICAN TITLE COMPANY OF HOUSTON
BURNET TITLE HOLDING LLC
BURNET TITLE LLC
CASE TITLE COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
KEYSTONE CLOSING SERVICES LLC
LAKECREST TITLE, LLC
MARKET STREET SETTLEMENT GROUP LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TEXAS AMERICAN TITLE COMPANY
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TRG SETTLEMENT SERVICES, LLP

By: /s/ THOMAS N. RISPOLI

Name:	Thomas N. Rispoli

Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture No. 4]

BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
BETTER HOMES AND GARDENS REAL ESTATE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
ZIPREALTY LLC

By: /s/ ANDREW G. NAPURANO

Name:	Andrew G. Napurano

Title:	Chief Finance & Strategy Officer

[Signature Page to Supplemental Indenture No. 4]

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
CDRE TM LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
CORCORAN GROUP LLC
HFS.COM CONNECTICUT REAL ESTATE LLC
HFS.COM REAL ESTATE INCORPORATED
HFS.COM REAL ESTATE LLC
HFS LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
MARTHA TURNER PROPERTIES, L.P.
MARTHA TURNER SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY LLC
MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC

By: /s/ KEVIN R. GREENE
Name:    Kevin R. Greene
Title:    Chief Financial Officer
NRT CAROLINAS LLC

[Signature Page to Supplemental Indenture No. 4]

NRT Carolinas Referral Network LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC
NRT FLORIDA LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PHILADELPHIA LLC
NRT PITTSBURGH LLC
NRT PROPERTY MANAGEMENT ARIZONA LLC
NRT PROPERTY MANAGEMENT ATLANTA LLC
NRT PROPERTY MANAGEMENT CALIFORNIA, INC.
NRT PROPERTY MANAGEMENT DC LLC
NRT PROPERTY MANAGEMENT DELAWARE LLC
NRT PROPERTY MANAGEMENT FLORIDA LLC
NRT PROPERTY MANAGEMENT GEORGIA LLC
NRT PROPERTY MANAGEMENT MARYLAND LLC
NRT PROPERTY MANAGEMENT MINNESOTA LLC
NRT PROPERTY MANAGEMENT NEW JERSEY LLC

By: /s/ KEVIN R. GREENE
Name:    Kevin R. Greene
Title:    Chief Financial Officer

[Signature Page to Supplemental Indenture No. 4]

NRT PROPERTY MANAGEMENT PENNSYLVANIA LLC
NRT PROPERTY MANAGEMENT SOUTH CAROLINA LLC
NRT PROPERTY MANAGEMENT TEXAS LLC
NRT PROPERTY MANAGEMENT VIRGINIA LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT RENTAL MANAGEMENT SOLUTIONS LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT WEST, INC.
NRT ZIPREALTY LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
SOTHEBY’S INTERNATIONAL REALTY, INC.
THE SUNSHINE GROUP, LTD.
ZIPREALTY CALIFORNIA, INC.

By: /s/ KEVIN R. GREENE
Name:    Kevin R. Greene
Title:    Chief Financial Officer

[Signature Page to Supplemental Indenture No. 4]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: /s/ VALERE BOYD
Name:    Valere Boyd
Title:    Vice President

[Signature Page to Supplemental Indenture No. 4]